Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, VP, Investor Relations and
Corporate Communications (805) 367-3722

RYLAND REPORTS RESULTS FOR THE FIRST QUARTER OF 2014

WESTLAKE VILLAGE, Calif. (April 24, 2014) — The Ryland Group, Inc. (NYSE: RYL) today announced results for its quarter ended March 31, 2014.  Items of note included:

•                 Pretax earnings from continuing operations rose by 71.9 percent to $38.2 million for the quarter ended March 31, 2014, compared to $22.2 million for the quarter ended March 31, 2013;

•                 Net income from continuing operations totaled $23.5 million, or $0.42 per diluted share, for the first quarter of 2014, compared to $22.0 million, or $0.43 per diluted share, for the same period in 2013;

•                 Revenues totaled $489.7 million for the quarter ended March 31, 2014, representing a 30.7 percent increase from $374.7 million for the quarter ended March 31, 2013;

•                 Closings increased 12.5 percent to 1,470 units for the quarter ended March 31, 2014, from 1,307 units for the same period in the prior year;

•                 Average closing price increased 18.1 percent to $327,000 for the quarter ended March 31, 2014, from $277,000 for the same period in 2013;

•                 Housing gross profit margin was 21.1 percent for the first quarter of 2014, compared to 19.4 percent for the first quarter of 2013;

•                 New orders increased 6.6 percent to 2,186 units for the first quarter of 2014 from 2,051 units for the first quarter of 2013.  New order dollars rose 20.5 percent to $729.4 million for the first quarter of 2014 from $605.1 million for the same period in 2013;

•                 Backlog rose 6.6 percent to 3,342 units at March 31, 2014, from 3,135 units at March 31, 2013.  The dollar value of the Company’s backlog was $1.1 billion at March 31, 2014, a 21.7 percent increase from $907.1 million at March 31, 2013;

•                 Active communities increased 18.8 percent to 297 communities at March 31, 2014, from 250 communities at March 31, 2013;

•                 Controlled lots, including lots held in unconsolidated joint ventures, increased 1.8 percent to 39,482 lots at March 31, 2014, compared to 38,770 lots at December 31, 2013.  Optioned lots were 35.9 percent of total lots controlled at March 31, 2014;

•                 Selling, general and administrative expense totaled 13.0 percent of homebuilding revenues for the first quarter of 2014, compared to 13.9 percent for the first quarter of 2013;

•                 Cash, cash equivalents and marketable securities totaled $609.1 million at March 31, 2014, compared to $631.2 million at December 31, 2013; and

•                 Net debt-to-capital ratio was 45.3 percent at March 31, 2014, compared to 45.8 percent at December 31, 2013.

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RYLAND FIRST-QUARTER RESULTS

RESULTS FOR THE FIRST QUARTER OF 2014

For the quarter ended March 31, 2014, the Company reported net income from continuing operations of $23.5 million, or $0.42 per diluted share, compared to $22.0 million, or $0.43 per diluted share, for the same period in 2013.

The homebuilding segments reported pretax earnings of $46.2 million for the first quarter of 2014, compared to $23.5 million for the same period in 2013.  This increase was primarily due to a rise in closing volume; higher housing gross profit margin; a reduced selling, general and administrative expense ratio; and a decline in interest expense.

Homebuilding revenues increased 32.5 percent to $481.5 million for the first quarter of 2014 from $363.5 million for the same period in 2013.  This rise in homebuilding revenues was primarily attributable to a 12.5 percent increase in closings that totaled 1,470 units for the quarter ended March 31, 2014, compared to 1,307 units for the same period in the prior year, as well as to an 18.1 percent rise in average closing price, which was $327,000 for the first quarter of 2014, versus $277,000 for the same period in 2013.  Homebuilding revenues for the first quarter of 2014 included $844,000 from land sales, which resulted in pretax earnings of $157,000, compared to homebuilding revenues for the first quarter of 2013 that included $2.1 million from land sales, which resulted in pretax earnings of $946,000.

New orders increased 6.6 percent to 2,186 units for the quarter ended March 31, 2014, from 2,051 units for the same period in 2013.  The Company had an average monthly sales absorption rate of 2.5 homes per community for the quarter ended March 31, 2014, versus 2.8 homes per community for the quarter ended March 31, 2013, and an average cancellation rate of 15.3 percent for the quarter ended March 31, 2014, versus 15.4 percent for the same period in 2013.  For the first quarter of 2014, new order dollars increased 20.5 percent to $729.4 million from $605.1 million for the first quarter of 2013.  At March 31, 2014, backlog increased 6.6 percent to 3,342 units from 3,135 units at March 31, 2013.  At the end of the first quarter of 2014, the dollar value of the Company’s backlog was $1.1 billion, reflecting a 21.7 percent rise from the end of the first quarter of the prior year.

Housing gross profit margin was 21.1 percent for the quarter ended March 31, 2014, compared to 19.4 percent for the quarter ended March 31, 2013.  This improvement in housing gross profit margin was primarily attributable to a relative decline in direct construction costs.  For the first quarter of 2014, sales incentives and price concessions totaled 6.4 percent of housing revenues, compared to 7.9 percent for the same period in 2013.

Selling, general and administrative expense totaled 13.0 percent of homebuilding revenues for the first quarter of 2014, compared to 13.9 percent for the first quarter of 2013.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage that resulted from increased revenues.

The homebuilding segments recorded no interest expense during the first quarter of 2014, compared to $3.8 million during the first quarter of 2013.  This decrease in interest expense from the first quarter of 2013

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RYLAND FIRST-QUARTER RESULTS

was primarily due to the capitalization of a greater amount of interest incurred during the first quarter of 2014, which resulted from a higher level of inventory under development.

For the quarter ended March 31, 2014, the financial services segment reported a pretax loss of $1.4 million, compared to pretax earnings of $4.3 million for the same period in 2013.  This decline was primarily attributable to a decrease in secondary net gain percentage; higher expense related to estimates of ultimate insurance loss liability; increased personnel costs; and a decrease in locked loan pipeline, which was due to the reversal of the accelerated timing of loan locks during 2013, partially offset by a rise in origination volume and title income.

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RYLAND FIRST-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 310,000 homes and financed more than 255,000 mortgages.  The Company currently operates in 17 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                 economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, governmental stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                 changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, changes in government support of and participation in such market, and delays or changes in terms and conditions for the sale of mortgages originated by the Company;

•                 the availability and cost of land and the future value of land held or under development;

•                 increased land development costs on projects under development;

•                 shortages of skilled labor or raw materials used in the production of homes;

•                 increased prices for labor, land and materials used in the production of homes;

•                 increased competition;

•                 failure to anticipate or react to changing consumer preferences in home design;

•                 increased costs and delays in land development or home construction resulting from adverse weather conditions or other factors;

•                 potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                 changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                 the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                 other factors over which the Company has little or no control.

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Four financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended March 31,
	2014	2013
REVENUES
Homebuilding	$481,485	$363,501
Financial services	8,198	11,179
TOTAL REVENUES	489,683	374,680

EXPENSES
Cost of sales	379,999	292,336
Selling, general and administrative	62,794	50,517
Financial services	9,609	6,858
Interest	-	3,762
TOTAL EXPENSES	452,402	353,473

OTHER INCOME
Gain from marketable securities, net	404	705
Other income	485	291
TOTAL OTHER INCOME	889	996
Income from continuing operations before taxes	38,170	22,203
Tax expense	14,643	199
NET INCOME FROM CONTINUING OPERATIONS	23,527	22,004
Income from discontinued operations, net of taxes	-	113
NET INCOME	$23,527	$22,117

NET INCOME PER COMMON SHARE
Basic	$0.50	$0.48
Diluted	$0.42	$0.43

AVERAGE COMMON SHARES OUTSTANDING
Basic	46,579,280	45,434,996
Diluted	58,126,928	53,362,097

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2014	December 31, 2013
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$259,153	$227,986
Restricted cash	85,253	90,034
Marketable securities, available-for-sale	264,689	313,155
Total cash, cash equivalents and marketable securities	609,095	631,175
Housing inventories
Homes under construction	741,304	643,357
Land under development and improved lots	973,720	973,250
Consolidated inventory not owned	34,469	33,176
Total housing inventories	1,749,493	1,649,783
Property, plant and equipment	26,811	25,437
Mortgage loans held-for-sale	69,037	139,576
Net deferred taxes	174,071	185,904
Other	146,223	148,437
Assets of discontinued operations	-	30
TOTAL ASSETS	2,774,730	2,780,342

LIABILITIES
Accounts payable	157,257	172,841
Accrued and other liabilities	191,097	212,680
Financial services credit facility	59,119	73,084
Debt	1,397,553	1,397,308
Liabilities of discontinued operations	-	504
TOTAL LIABILITIES	1,805,026	1,856,417

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized—199,990,000 shares
Issued—46,866,216 shares at March 31, 2014
(46,234,809 shares at December 31, 2013)	46,866	46,235
Retained earnings	906,482	862,968
Accumulated other comprehensive loss	(964)	(1,157)
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	952,384	908,046
NONCONTROLLING INTEREST	17,320	15,879
TOTAL EQUITY	969,704	923,925
TOTAL LIABILITIES AND EQUITY	$2,774,730	$2,780,342

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended March 31,
	2014	2013
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$10,794	$3,339
Southeast	14,857	7,205
Texas	7,847	5,023
West	12,728	7,906
Financial services	(1,411)	4,321
Corporate and unallocated	(6,645)	(5,591)
Discontinued operations	-	113
Total	$38,170	$22,316
NEW ORDERS
Units
North	610	640
Southeast	635	704
Texas	507	389
West	434	318
Discontinued operations	-	1
Total	2,186	2,052
Dollars (in millions)
North	$190	$192
Southeast	192	177
Texas	165	117
West	182	119
Discontinued operations	-	-
Total	$729	$605
CLOSINGS
Units
North	424	328
Southeast	446	439
Texas	351	271
West	249	269
Discontinued operations	-	8
Total	1,470	1,315
Average closing price (in thousands)
North	$314	$291
Southeast	284	239
Texas	316	284
West	442	313
Discontinued operations	-	312
Total	$327	$277
OUTSTANDING CONTRACTS	March 31,
Units	2014	2013
North	1,018	931
Southeast	991	1,146
Texas	770	595
West	563	463
Discontinued operations	-	-
Total	3,342	3,135
Dollars (in millions)
North	$324	$285
Southeast	298	284
Texas	252	175
West	230	163
Discontinued operations	-	-
Total	$1,104	$907
Average price (in thousands)
North	$318	$306
Southeast	301	247
Texas	328	294
West	407	353
Discontinued operations	-	-
Total	$330	$289

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended March 31,
RESULTS OF OPERATIONS	2014	2013
REVENUES
Income from origination and sale of mortgage loans, net	$5,640	$8,986
Title, escrow and insurance	1,897	1,762
Interest and other	661	431
TOTAL REVENUES	8,198	11,179
EXPENSES	9,609	6,858
PRETAX (LOSS) EARNINGS	$(1,411)	$4,321

OPERATIONAL DATA

Retail operations:
Originations (units)	704	714
Ryland Homes originations as a
percentage of total originations	100.0%	100.0%
Ryland Homes origination capture rate	60.2%	62.4%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)
(in thousands)	Three months ended March 31,
	2014	2013
Interest incurred	$17,383	$16,805
Interest capitalized during the period	17,111	12,894
Amortization of capitalized interest included in cost of sales	10,470	11,114
Depreciation and amortization	4,718	4,040